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                                EXHIBIT (10)(b)
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                        OPINION AND CONSENT OF ACTUARY
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                    [PFL Life Insurance Company Letterhead]
April 10, 2000


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499-0001

Re: PFL Retirement Builder Variable Annuity Account Registration on Form N-4 SEC File No. 333-78743

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the PFL Immediate Income Annuity policies are those deemed necessary to appropriately reflect:

(1)  the expenses incurred in the acquisition and distribution of the Policies,

(2)  the expenses associated with the development and servicing of the policies,

(3) the assumption of certain risks arising from the operation and management of the Policies and that provides for a reasonable margin of profit.

Fees and charges assessed include:

(i)  Separate Account Charge

(ii) Taxes (including Premium and other Taxes if applicable)

The magnitude of each of the individual charges listed above in (i) through (ii) is established in the pricing of the PFL Immediate Income Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable immediate annuity products.
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PFL Life Insurance Company
Page 2
April 10, 2000


Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred "up front" and recovered, with a reasonable profit margin, through future years' charges. In addition, the company cannot increase certain charges under the Policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the Policies, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.



/s/ Roger Freeman
--------------------------------
Roger Freeman, MAAA
Vice President
PFL Life Insurance Company